As Filed With the Securities and Exchange Commission on January 12, 2009

                                                     Registration No. 333-152356
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                 AMENDMENT NO. 6

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SNT CLEANING, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                              7500                         Applied For
  (State or jurisdiction of         (Primary Standard Industrial          (IRS Employer
incorporation or organization)       Classification Code Number)       Identification Number)

                                9012 - 100 Street
                                Westlock, Alberta
                                     T7P 2L4
                             Telephone 780 349 1755
                             Facsimile 780 349 5414
          (Address, including zip code, Telephone and Facsimile Number including area code, of Registrant's Principal Executive Offices)

                          CSC SERVICES OF NEVADA, INC.
                              502 East John Street
                               Carson City, Nevada
                                    USA 89706
                             Telephone 775 684 5708
             (Name, Address including zip code and Telephone Number
              including area code of Resident Agent for Services)

                                   Copies to:
                          Diane Dalmy, Attorney at Law
                             8965 W. Cornell Place,
                            Lakewood, Colorado 80227
                             Telephone 303.985.9324
                             Facsimile 303.988.6954

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                  Proposed Maximum
   Title of Each                                      Aggregate        Proposed Maximum
Class of Securities      Number of Shares to       Offering Price          Aggregate             Amount of
 To be Registered           be Registered           Per Share(1)        Offering Price(1)     Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value(2)            5,000,000                $0.001               $5,000                 $.20
--------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                      $5,000                 $.20
==============================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.

(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS


                  SUBJECT TO COMPLETION, DATED JANUARY 12, 2009


                               SNT CLEANING, INC.

                        5,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 5,000,000 shares of common stock, selling price of $0.001 per share, no minimum purchase of shares and an offering period of 28 days from the date of this prospectus, by Robert Denman, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

The selling security holder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is January 12, 2009.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................   5

The Offering................................................................   7

RISK FACTORS................................................................   9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................  16

USE OF PROCEEDS TO ISSUER...................................................  17

DILUTION....................................................................  17

PLAN OF DISTRIBUTION........................................................  18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.......................................................  20

GENERAL DISCUSSION ON RESULTS OF OPERATIONS AND ANALYSIS OF
FINANCIAL CONDITION.........................................................  20

RESULTS OF OPERATION........................................................  21

PLAN OF OPERATION...........................................................  21

LIQUIDTY AND CAPITAL RESOURCES..............................................  22

INFLATION...................................................................  23

DESCRIPTION OF BUSINESS.....................................................  23

GENERAL OVERVIEW............................................................  23
     Organization Within Last Five Years....................................  23
     Business Facilities....................................................  24
     Unique Features of the Company.........................................  24
     Overall Strategic Direction............................................  24
     Description of Services................................................  24
     Nature of Service & Products...........................................  25
     Market Analysis: The Automotive Cleaning Industry......................  25

     Overall Market.........................................................  26
     Market Location........................................................  26
     Trends.................................................................  26
     Characteristics........................................................  26
     Buying Habits of Customers.............................................  27
     Companies in Specific Target Market....................................  27

COMPETITION.................................................................  27
     Assessment of Leading Competitors......................................  27
     Current Business Focus.................................................  28
     Annual Revenues........................................................  28
     Advantage Over Competitors.............................................  28
     Advantages of Competitors Over Us......................................  28
     Description and Assessment of Potential Competitors....................  28
     Other Market Features..................................................  29
     Source & availability of supplies/raw materials........................  29

RESEARCH AND DEVELOPMENT....................................................  30

EMPLOYEES...................................................................  30

PROPERTY DESCRIPTION........................................................  30

LEGAL PROCEEDINGS...........................................................  30

MANAGEMENT..................................................................  30

DIRECTOR, EXECUTIVE OFFICER,  AND CONTROL PERSON............................  30
     Management Biographies.................................................  31
     Audit Committee........................................................  31
     Compensation Committee.................................................  31
     Nominating Committee...................................................  31
     Compliance with Section 16(a) of the Exchange Act......................  32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  33

REMUNERATION OF DIRECTORS AND OFFICERS......................................  33

EMPLOYMENT AGREEMENTS.......................................................  33

EXECUTIVE COMPENSATION......................................................  33

COMPENSATION OF DIRECTORS...................................................  34

STOCK INCENTIVE PLAN........................................................  34

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS................................................................  34

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS...................  34

TRANSFER AGENT AND REGISTRAR................................................  34

SHARES ELIGIBLE FOR FUTURE SALE.............................................  34

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES.............................................................  35

DESCRIPTION OF SECURITIES...................................................  35

SELLING SECURITY HOLDER.....................................................  36

LEGAL MATTERS...............................................................  37

EXPERTS.....................................................................  37

AUDITOR.....................................................................  37

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE........................................................  37

AVAILABLE INFORMATION.......................................................  37

REPORTS TO SECURITY HOLDERS.................................................  37

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU ARE URGED TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. IN THIS PROSPECTUS, WE REFER TO SNT CLEANING, INC. AS "WE," "US," "OUR," "SNT" AND THE "COMPANY."

                               SNT CLEANING, INC.

THE COMPANY

SNT Cleaning, Inc. was founded in the State of Nevada on April 12, 2005. SNT Cleaning Inc. is in the automotive cleaning & detailing business. The Company's services include cleaning, detailing, and polishing for automobiles, recreational vehicles, vans, and trucks.

SNT is a development stage company. SNT has a limited history of operations. We presently do not have all the funding required to execute our business plan or build name recognition. Provided we are successful with this offering, we plan to raise additional capital at a future date so that we may build our business and name recognition in the local community of Westlock and surrounding region. Westlock is situated in the Province of Alberta, Canada.

GENERAL INTRODUCTION

SNT Cleaning, Inc. started operations on September 1, 2007, as Clean `N Shine. Prior to this, the company had no operations from inception (April 12, 2005) to August 31, 2007. On September 1, 2007, SNT Cleaning began operating as Clean `N Shine, a full service automotive car wash, cleaning, detailing, and polishing business. The company currently generates revenue from cleaning and car care services specifically, automotive upholstery and leather cleaning and automotive interior and exterior cleaning and washing.


Since its inception, on April 12, 2005, SNT has incurred significant losses, and from inception to August 31, 2008, SNT has recorded a loss of $31,688. As of August 31, 2008 the company had assets totaling $5,420, comprising of $3,462 in cash, $302 in accounts receivable and $1,656 in deposits.


We expect to continue to incur losses for at least the next six months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next six months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We anticipate raising capital necessary to fund our business through the sale of equity securities although there is no certainty that we may be able to raise the required funds (See "Plan of Operation").


Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended August 31, 2008, stating that our net loss, limited revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.

The Company's principal executive offices are located at 9012 100 Street Westlock, Alberta T7P 2L4 Canada. The Company's telephone number is 780 349 1755 and facsimile is 780 349 5414.

BUSINESS DEVELOPMENT

The Company started operations on September 1, 2007, as Clean `N Shine. Prior to this, the company had no operations from inception (April 12, 2005) to August 31, 2007. On September 1, 2007 SNT Cleaning began operating as Clean `N Shine - a full service automobile car wash and cleaning business.

Over the next twelve months SNT Cleaning Inc. has plans to build out its business and name recognition by continuing to grow its business in Westlock and the surrounding communities and region, as Clean `N Shine. To do this the Company will spend more time in doing research on the market to fully understand what our customers want and need in terms of functionality, pricing and value. The Company believes that research efforts will assist the Company to better understand its target market.

Currently the company employs two full time employees, and casual part-time labour, as required. As the Company grows, it plans to employ additional employees as needed.

Clean `N Shine is presently the only car wash company in the local region that provides auto detailing services.

SUMMARY OF UNIQUE FEATURES OF THE COMPANY

We believe that the most unique feature of this business is its prime location. We believe that with a well-placed location of business increases the chance of our company to succeed. Presently there are no car wash companies in our local region that provide automobile-detailing operations.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

SNT Cleaning, Inc., also referred to as SNT or the Company, was founded in the State of Nevada on April 12, 2005. SNT is in the automotive washing, cleaning and detailing business. SNT is a development stage company with a limited history of operations.

DESCRIPTION OF SERVICES

SNT Cleaning Inc. specializes in automotive cleaning, polishing and detailing services for residents in the Westlock area.

The Company provides its clientele with a number of cleaning alternatives, as well as customized work based on the needs of each client. The cleaning services range from basic cleaning and simple wash & vacuum services to a full service Car wash and vehicle detailing. Vehicle detailing services include buffing, cutbacks, shampooing, leather care, fabric care and paint protection.

SNT Cleaning accepts work by appointment as well as "drive-in" service, if room is available. The Company's services range from basic to extensive cleaning and detailing services. The Company also does customized work based on the needs of the client.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. Please note that the proceeds from the sale of these securities will go directly to the selling shareholder and not to the Company. As such, this offering might negatively affect the Company's ability to raise needed funds through a primary offering of the Company's securities in the future. For a more detailed discussion of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 12 of this prospectus.

THE OFFERING

Securities offered ...........  5,000,000 shares of common stock

Selling shareholder ..........  Robert Denman

Offering price ...............  $0.001 per share

Shares outstanding
 prior to the offering .......  10,000,000 shares of common stock

Shares to be outstanding
 after the offering ..........  10,000,000 shares of common stock

Use of proceeds ..............  SNT Cleaning, Inc. will not receive any proceeds from the sale of the common stock by the selling security holders

This prospectus relates to the sale of up to 5,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 5,000,000 common shares are being offered hereby by Robert Denman, the selling security holder under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 50% of the total common stock outstanding after the offering.

INFORMATION REGARDING THE SELLING SECURITY HOLDER, THE COMMON SHARES BEING OFFERING TO SELL UNDER THIS PROSPECTUS, AND THE TIMES AND MANNER IN WHICH THEY MAY OFFER AND SELL THOSE SHARES, IS PROVIDED IN THE SECTIONS OF THIS PROSPECTUS ENTITLED "SELLING SECURITY HOLDER" AND "PLAN OF DISTRIBUTION." WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THESE SALES. THE REGISTRATION OF COMMON SHARES PURSUANT TO THIS PROSPECTUS DOES NOT NECESSARILY MEAN THAT ANY OF THOSE SHARES WILL ULTIMATELY BE OFFERED OR SOLD BY THE SELLING SECURITY HOLDER.

SELECTED FINANCIAL INFORMATION

The selected financial information present below is derived from and should be read in conjunction with our financial Statements, including notes thereto, appearing elsewhere in this prospectus. "See Financials Statements."



                                            From April 12, 2005
                                               (inception) to
                                              August 31, 2008
                                              ---------------
                   INCOME STATEMENT DATA
                     Revenue                    $  70,649
                     Expenses                   $ 102,338
                     Net Income (Loss)          $ (31,688)

                                                  As of
                                              August 31, 2008
                                              ---------------
                   BALANCE SHEET DATA
                     Total Assets               $   5,420
                     Total Liabilities          $  35,353

                                  RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING KNOWN RISK FACTORS COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

(a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly our car cleaning business. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the amount of business transacted - the frequency of which is uncertain. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: brand development, marketing and promotional activities;

the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company's ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail. Please note that the proceeds from the sale of the securities offered in this registration statement will go directly to the selling shareholder and not to the Company. As such, this offering might negatively affect the Company's ability to raise needed funds through a primary offering of the Company's securities in the future.


OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased fuel costs and increased labour costs that can affect demand for cleaning equipment; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; seasonality and a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.


Our independent auditors noted in their report accompanying our financial statements for the period ended August 31, 2008 that we have not made a profit. As of August 31, 2008, we had a loss of $31,688, They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At August 31 2008, our cash was $3,462. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favourable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holders. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY IS GOVERNED BY MR.ROBERT DENMAN, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Robert Denman, our sole Executive Officer and Director makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Denman will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Denman's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company from a corporate governance perspective.

Our sole Executive Officer and Director exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Denman, conflicts of interest and similar matters.

BECAUSE MR. ROBERT DENMAN, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Robert
Denman, our sole Executive Officer and Director resides outside the United States. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

BECAUSE OUR SOLE EXECUTIVE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE COMPANY'S BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Mr. Denman, our sole executive officer and director currently spend four to ten hours a week working on this business and is not one of the company's full time employees. It is possible that the demands on our sole Executive Officer and Director from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of the company's business. In addition, he may not possess sufficient time for the Company's business if the demands of managing the Company's business increase substantially beyond current levels.

THE COSTS OF BEING A PUBLIC COMPANY WILL PUT A STRAIN ON OUR RESOURCES

After the consummation of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, or the "Exchange Act," and the Sarbanes-Oxley Act of 2002. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control for financial reporting. These requirements will place a strain on our systems and resources as well as add additional costs to our business in complying with these regulations. The cost and effort required to stay compliant with these regulations will divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. If we are unable to conclude that our disclosure controls and procedures and internal control over financial reporting are effective, or if our independent public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting in future years, investors may lose confidence in our business and the value of our stock may decline.

(b) RISKS RELATED TO THE AUTOMOTIVE CLEANING INDUSTRY

OUR INDUSTRY IS COMPETITIVE AND IS CHARACTERIZED BY LOW PROFIT MARGINS AND HIGH FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR SERVICES, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Our industry is competitive. Our competitors who provide car wash packages compete for our business. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

OUR INDUSTRY IS CYCLICAL AND THESE FLUCTUTAIONS COULD HAVE SIGNIFICANT IMPACT ON OUR BUSINESS VOLUME DURING CERTAIN OFF PEAK MONTHS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The car wash industry does experience cyclical fluctuations in business volume. Peak months correspond to winter months and off-peak months correspond to summer months. We expect that cyclical fluctuations could adversely affect our operating results and could lead to lower revenues during certain off-peak months

UNFORESEEN FUTURE ENVIROMENTAL REGULATIONS COULD CAUSE OUR OPERATING COSTS TO INCREASE, ADVERSELY IMPACT OUR OPERATING RESULTS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Our  industry  is  concerned  with   environmental   issues,   specifically  the
cleanliness and conservation of our finite water resources.

Waste water along with cleaning solvents and chemicals generated from car washing, is discharged directly into storm sewers carrying contaminants directly into our local water-ways. The chemicals used by the washing process and discharged in storm sewers could be seen as environmentally unsafe by environmental bodies and affect future operations of our business. While there are currently no regulations on the disposal of contaminated water, future environmental regulations may be legislated by government that could adversely affect how we discharged wastewater. Our company is at risk to any number of future environmental regulations imposed by government bodies. Any future environmental regulations that we may have to comply with may change the way we operate our business and add unforeseen costs to our business.

UNFORESEEN INDUSTRY TRENDS COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

Industry efforts are focused upon improving the quality of existing methods of auto washing and detailing, however unforeseen industry trends could adversely impact operation results and subsequently cause our business to fail.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS. THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our proposed operations are subject to a variety of factors that frequently cause considerable volatility in our earnings, including:

     *    increases in the price for fuel, security and insurance costs
     *    general economic trends
     *    the  prosperity  of  the  automotive,   transportation,   tourism  and
          recreation industries

In addition, seasonal variations in traffic and expenditures could affect our operating results from quarter to quarter. Seasonality can affect demand for cleaning and washing automobiles and, hence our potential sales from quarter to quarter. Our results of operations in any one quarter are not necessarily indicative of our annual results of OPERATIONS. It is possible that we may never earn enough revenue to achieve profitability. An investment in our securities represents significant risk and you may lose all or part your entire investment.

(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND Risks Related To THIS Offering

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

     * our status as a development stage company with a limited operating history
     * limited revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than may be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors

     *    the timing and development of products and services that we may offer
     *    general and industry-specific economic conditions
     *    actual or anticipated fluctuations in our operating results
     *    our capital commitments
     *    the loss of any of our key management personnel

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of the securities of car cleaning companies have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company's debt facilities and other factors considered appropriate by the Company's sole Executive Officer and Director. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We will need to raise additional capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

OUR INCORPORATION DOCUMENTS AND NEVADA LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDER TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT SHAREHOLDERS CONSIDER FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates. In addition, we are governed by the provisions of Section 203 of Nevada General Corporate Law. These provisions may prohibit large shareholders from merging or combining with us, which may prevent or frustrate any attempt by our shareholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Nevada law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND, IN SO DOING, WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current security holders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

WE ARE DEPENDENT ON KEY PERSONNEL.

The Company's success will largely rely on the efforts and abilities of certain key personnel. While the Company does not foresee any reason why such key personnel will not remain with the Company, if for any reason they do not, the Company could be adversely affected. The Company has not purchased key man life insurance for any of these individuals.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the car cleaning industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SECURITY HOLDER

After the Offering, the Company's sole Executive officer and director will beneficially own 50% of the Company's outstanding Common Stock. The security holder will be able to greatly influence and determine the outcome of the corporate actions requiring shareholder approval, regardless of how the remaining security holders of the Company may vote.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Security holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer
     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases
     (iii)boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons
     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers
     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risk uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. While our actual results may differ from those anticipated in the forward-looking statements, we have a reasonable basis for all of the disclosures in our registration statement. These forward-looking statements address, among others, such issues as:

     *    future earnings and cash flow
     *    development projects
     *    business strategy
     *    expansion and growth of our business and operations
     *    our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 5,000,000 shares for gross proceeds of $ 5,000 from the sale of the selling security holder's common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $5,000.00, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering will be paid directly to the selling shareholder and not the Company, and therefore purchasers in this offering will make no contribution to the capital of the Company, and
     *    our relative cash requirements.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 10,000,000 common shares outstanding.

PLAN OF DISTRIBUTION

We are  registering  5,000,000  shares of our  common  stock  for  resale by the selling security holder identified in the section above entitled "Selling Security Holder." The selling security holder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby. We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

     * on such public markets or exchanges as the common stock may from time to time be trading;
     *    in privately negotiated transactions;
     *    through the writing of options on the common stock;
     *    settlement of short sales; or,
     *    in any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, no minimum purchase of shares, and an offering period of 28 days from the date of this prospectus.

The shares  may also be sold in  compliance  with the  Securities  and  Exchange
Commission's Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions, may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus and any broker-dealers or agents that are involved in selling the shares may be deemed to be
"underwriters"  within the  meaning of section  2(11) of the  Securities  Act of

1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, might be deemed to be underwriting compensation under the Securities Act. Because the selling security holder may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $5,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

     * Not engage in any stabilization activities in connection with our common stock;
     * Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
     * Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holder, the Company intends to provide an annual report to our security holder, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

DIVIDEND POLICY

There have been no cash dividends declared on our common stock. Dividends are declared at the discretion of our sole Executive Officer and Director, Mr. Denman.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Operating results are not necessarily indicative of results that may occur in future periods.

Our business and results of operations are affected by a wide variety of factors as we discuss under the caption "Risk Factors" and elsewhere in this prospectus, which could materially and adversely affect actual results. As a result of these factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

GENERAL OVERVIEW

SNT Cleaning, Inc. was founded in the State of Nevada on April 12, 2005. SNT is a development stage company. Our principal executive offices are located at 9012 100 Street Westlock, Alberta T7P 2L4 Canada. The Company's Telephone number is 780 349 1755 and Facsimile is 780 349 5414.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

GENERAL DISCUSSION ON RESULTS OF OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION

We begin our General Discussion and Analysis with a discussion of the Results of Operations for SNT Cleaning, since its inception on April 12, 2005, followed by a discussion of Liquidity and Capital Resources available to finance our operations.

INCOME TAXES

We make estimates to determine our current provision for income taxes, as well as our income taxes payable. Our estimates with respect to the current provision for income taxes take into account current tax laws and our interpretation of current tax laws, as well as possible outcomes of any future tax audits. Changes in tax laws or our interpretation of tax laws and the resolution of any future tax audits could significantly impact the amounts provided for income taxes in our financial statements.

LEGAL CONTINGENCIES

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings. However, from time to time, we are involved in routine legal matters incidental to our business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on our financial position, results of operations or liquidity.

RESULTS OF OPERATION


SNT Cleaning Inc is a development stage company that has a limited history of operations. Since our inception on April 12 2005 to August 31, 2008, we have generated revenues of $70,649. As of August 31, 2008, we had $5,420 for current assets. We presently do not have the capital to commence the operations outlined and detailed in this prospectus.

We incurred a net loss of ($31,688), from inception on April 12 2005 to the period ended August 31, 2008. The Company has revenues of $70,649 over the same period and has paid expenses of $102,338, during the same period, representing operating costs. The material expense items for this period are detailed below.

                                       From Inception
                                    (April 12, 2005) to       Percentage of
                                      August 31, 2008        Total Expenses
                                      ---------------        --------------
Expenses
  Advertising & Promotion               $  1,124.26                1.1%
  Cleaning Supplies and Tools           $ 10,274.90               10.0%
  Professional Fees                     $  1,323.57                1.3%
  Rent                                  $ 14,376.85               14.0%
  Utilities                             $  8,162.79                8.0%
  Wages and Benefits                    $ 64,188.38               62.7%
  Misc. Expenses                        $  2,887.23                2.8%
                                        -----------             ------
Total Expense                           $102,337.98              100.0%

Our largest expense category at over 62% is labor costs. This is due to the time intensive labor required to clean and detail vehicles. To run the day to day operations of our business we employee two full time employees and hire part-time labor when required during busy times. To date we have not paid our CEO and director any wage, benifits or fees.

Over the period of operations described above cleaning supplies and tools been approximately 10% of expense. The cost of rent for our facility represents approximately 14% of expenses.


PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months will continue to be significant.

Steps                        Timeline Tasks                                                      Dates
-----                       --------------                                                ------------------
  A     Commence operations of Westlock SNT Cleaning facility                                   Q4 2007
  B     Run business and build up client base of Westlock's SNT Cleaning facility         Q4 2007 to Q2 2009
  C     Achieve Profitability for Westlock SNT Cleaning facility                                Q2 2009
  D     Raise Money for two new facilities in surrounding Alberta                         Q2 2009 to Q3 2009
  E     Start two new SNT Cleaning facilities in Alberta and build up client base         Q4 2009 to Q4 2010

Shown in the above table our planned operations timeline from late 2007 to the end of 2010. Since we have started operations in our Westlock facility our focus has been to achieve profitability for the facility. Based on our current operating plan, we do not expect to generate sufficient revenue to cover our expenses until in early to mid 2009. By the second quarter of 2009 we have projected that our sales will increase such that the company will have sufficient revenue to become profitable. We have based these projections based on our past financial performance, specifically in 2007 the average net loss per month was $4,149 and for the first nine months of 2008 our average net loss has been $1,749 per month. While our projections are based on past performance it must be noted that in light of the current economic conditions it is possible that these projections may not be reliable to accurately predict future performance. Until we achieve profitability, we will have to obtain additional financing to continue the operations of our business. We anticipate the maximum amount of additional financing needed to be $8,000. As in the past the company will seek to borrow funds from Rob Denman, our sole executive officer and director, to cover any operating shortfall. If he is unwilling or unable to provide funds the company will seek additional financing, whether through public or private equity or debt financing, arrangements with security holder or other sources. These additional funds may not be available, or if available, may be on terms unacceptable to us. If we are unable to raise additional funds our company may be forced to cease operations.

If we are able to achieve profitability by mid 2009 our focus will be to raise capital to start two new facilities by the end of 2009. We will seek additional fund, preferably through either equity or debt financing. If we find it difficult to raise capital we may have to delay our expansion plans to such time as we can raise the funds to start these new facilities. We estimate that we will need to raise approximately $50,000 USD to start each facility.


If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of the current existing shareholder of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.


Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended August 31, 2008, stating that our net loss of ($31,688,031), limited revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.


We are bearing all costs relating to the registration of the common stock, which are estimated at $5,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LIQUIDTY AND CAPITAL RESOURCES


Since our inception on April 12, 2005 to August 31, 2008, we have incurred a loss of $31,688. Our cash and cash equivalent balances were $3,462 as of August 31, 2008. At August 31, 2008 we had an accumulated deficit of $31,688. Total current liabilities due to accounts payable and amounts due to related parties where $35,353.


The company issued Ten Million (10,000,000) common shares, with a value of $0.001.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next six months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next six months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holder of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

INFLATION

The rate of inflation has had little impact on the Company's past results of operations and is not expected to have a significant impact on the continuing operations.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

SNT Cleaning, Inc., also referred to as SNT and the Company, was founded in the State of Nevada on April 12, 2005. SNT Cleaning, Inc. is in the auto cleaning and detailing services business. SNT is a development stage company with a limited history of operations.

The Company's executive offices are located at 9012 100 Street Westlock, Alberta T7P 2L4 Canada. The Company's Telephone number is 780 349 1755 and Facsimile is 780 349 5414.

ORGANIZATION WITHIN LAST FIVE YEARS

SNT Cleaning, Inc. was founded in the State of Nevada on April 12, 2005.

SNT Cleaning Inc. also referred to as the ("Company", or "SNT") specializes in automobile cleaning & detailing services. The Company's services include automotive cleaning, washing, and detailing for automobiles, recreational vehicles, vans, trucks and some farm machinery.


The Company started operations on September 1, 2007, as Clean `N Shine. Prior to this, the company had no operations from inception (April 12, 2005) to August 31, 2007. The Company does business as Clean `N Shine a full services automobile car wash and cleaning business, and plans to build out its business and name recognition in the coming months. Since September 2007 to August 2008 the company has had an average monthly burn rate of approximately $3,000 per month. Funds required to keep the company operational and cover expenditures have been loaned from Rob Denman, our sole executive officer and director. Additionally our account payable has grown as expenses have exceeded revenues. As the company currently stands it has a monthly deficit and is currently not profitable. To remain in business, we are dependent on the company's ability to raise funds and the cooperation of our suppliers to provide us favourable terms until such time as we are profitable.


The Company advertises its cleaning services through flyers sent to local businesses and through advertisement in local newspapers.


Over the next twelve months SNT Cleaning Inc. plans to build out its name recognition by continuing to grow its business in the Westlock community as Clean `N Shine. Our goal is to achieve profitability by the middle of 2009 and then we plan to raise capital to start two new car wash facilities by the end of 2009. We will seek additional fund, preferably through either equity or debt financing. If we find it difficult to raise capital we may have to delay our expansion plans to such time as we can raise the funds to start these new facilities.


Currently the company employs two full time employees and with casual part-time labour, as required. As the Company grows, it plans to employ additional employees as needed. Clean `N Shine is presently the only car wash facility that provides detailing service in the area.

Currently there are no environmental restrictions or compliance issues from federal, state or local environmental government bodies, therefore there are no costs associated with complying to these bodies.

BUSINESS FACILITIES


SNT Cleaning Inc. currently operates out of a leased building. The Company leases approximately 2028 sq.ft., having an office area which is approximately 858 sq. ft. and a shop area which is 1170 sq. ft. Currently both the shop and office area are leased from E.G.M Investments of Westlock, Alberta, for approximately $1200.00 CAD (approximately $1,130 in US Dollars as of August 31,
2008) per month.


UNIQUE FEATURES OF THE COMPANY

We believe that the most important feature of our business is its location. Our facility is located on the cross roads of Highway 18 and Highway 44. We believe that the exposure we get from drive by traffic helps promote our business.

OVERALL STRATEGIC DIRECTION

SNT Cleaning strategy is to establish a profitable and successful full service business in the town of Westlock. Once we have accomplished profitability we plan to raise money and duplicate our business model in other areas within the province of Alberta.

DESCRIPTION OF SERVICES

SNT Cleaning Inc. specializes in automotive cleaning and detailing services for residents in the Westlock area. The Company provides power polishing as well as customized work based on the needs of each client. The Company provides its clientele with a number of auto cleaning choices. The services range from basic cleaning and simple wash & vacuum services to a full service car wash and vehicle detailing. Vehicle detailing services include buffing, cutbacks, shampooing, leather care, fabric care and paint protection. SNT Cleaning accepts work by appointment as well as takes on"drive-in" service, if room is available.

FULL SERVICE PACKAGES

The full service operation will offer three basic wash packages: a Basic Clean, a Deluxe Clean and a Ultimate Clean package.


- BASIC CLEAN SERVICE PACKAGE
     The "Basic Clean" package is offered at $49.99 CAD (approximately $47.00 in US dollars as of August 31, 2008)

- SPLASH & DASH SERVICE PACKAGE
     The "Splash & Dash" package is offered at $89.99 CAD. (approximately $85.00 in US dollars as of August 31, 2008)

- COMPLETE ULTIMATE SERVICE PACKAGE
     The "Complete Ultimate" package is offered at $349.99 CAD. (approximately $330.00 in US dollars as of August 31, 2008)


All full-service Cleaning packages will include an interior cleaning service, which consists of carpet vacuuming, window and dash cleaning, and a preservation treatment.

Cleaning services by appointment are booked well in advance for regular clientele.

NATURE OF SERVICE & PRODUCTS

SNT Cleaning Inc. is currently a full-service car washing, cleaning and detailing business, comprised of the following cleaning and car care services.

     -    Upholstery Care & Cleaning
     -    Leather Care & Cleaning
     -    Interior Automotive Cleaning & Polishing includes wash and polish
     -    Exterior Automotive Cleaning & Maintenance
     -    Paint Protection
     -    Vehicle Detailing

The  Company  services,   cleans  and  provides   detailing  to  many  types  of
automobiles, recreational vehicles, vans, trucks and some farm machinery.

In an effort to optimize our position as premium car care specialists in our area, we plan to offer customers the opportunity to purchase quality car care products at our facility. The Company plans to offer a line of car care products, such as shampoo and fragrance products, in the next six to twelve months.

MARKET ANALYSIS:  THE AUTOMOTIVE CLEANING INDUSTRY

Management provides market analysis based on information from the following industry-related websites:

http://www.mobileworks.com
http://www.ibisworld.com
http://www.autofacts.ca
http://valuationresources.com
http://www.finance.gov.ab.ca
http://www.albertafirst.com
http://www.statcan.ca
http://www.westlock.ca

(*  Please  note  that  the   Company   does  not  intend  the  content  of  the
above-referenced web pages to be incorporated into, or constitute part of, the Company's disclosure. These web pages are provided as a reference only.)

These sites provide information, research and statistics relating to the automotive cleaning industry as well as demographic and statistical information in our target market. We believe that these industry sources provide an accurate assessment of the automotive cleaning and detailing industry and the current economic and demographic conditions of our target market. The following discussion on the car wash industry solely reflects management's interpretation of these resources as it applies to our target market and such, may not be reliable.

OVERALL MARKET

The car wash industry has experienced cyclical fluctuations in sales volume and gross profit per car washed in the last decade. Specifically, Industry experts blame changes in the economy and unusual national weather patterns for the cyclical sales volume. The industry predicts a further continuation of fluctuating sales levels through future economic cycles and changes to weather patterns.

MARKET LOCATION

The location is the most important aspect in predicting a car wash's success. Ideally, a car wash should be situated on a thoroughfare, which possesses a heavy volume of traffic, often referred to as "traffic count." The wash location should have readily accessible ingress and egress routes. An optimal target market's population would be 30,000 people. A majority of the target market should reside in apartments, townhouses, and/or condominiums.

Our location in Westlock is easily accessible from two major roads. It is intersected by two Provincial Highways number 18 and number 44. Industry studies state a car wash will capture around 0.5 percent of the daily traffic, which passes its location. Westlock is a community with a population of approximately 7,000 people with many smaller communities in the surrounding area. Westlock is also situated 70 KM northwest of Edmonton, Alberta's second largest city with a population of about 731,000. Westlock provides amenities and services to an extended rural population base as well as a number of provincial facilities and agencies.

TRENDS

A recent demographic study predicts a slow, but steady, increase in our target area's population over the next 10 years. Additionally, this study predicts the number of cars registered in our target area will also show a slow, but steady, increase over the next ten years.

Agriculture has driven Westlock's economy and development for many years, contributing to its stability and steady growth. More recently, demand for residential property has strongly increased due to a vibrant regional and provincial economy and the town's close proximity to Edmonton.

Additionally, the residential housing market in Westlock, Alberta is steadily growing and the retail/service commercial markets have been quite active in the last two to three years as evidenced by the many recent new projects, including vehicle dealerships, grocery stores, restaurants, hotels and a new Provincial Social Services Building. The economy in Alberta grew by 3.3% in 2007 and in all but the last 10 years has experienced the highest population growth rate in the country.

CHARACTERISTICS

The economic base in Westlock consists of agriculture, retail, oil and gas, lumber and coal. The Town is located in the centre of one of one of the largest mixed farming areas in Alberta. It is also a service centre for a much larger area in which agriculture, oil, gas and lumber play an important role. Westlock is home to a wide range of manufacturers and exporters. The major industries in the community range from agricultural products and services, to recreational and consumer products.

An important segment of our target market is the heavy volume of traffic, often referred to as "traffic count", which passes near our location, at intersecting Provincial Highways, and comprises mainly of trucks, cars, and recreational vehicles.

Westlock is a community of approximately 7,000 inhabitants situated 70 kilometers northwest of Edmonton, Alberta's second largest city with a population of about 731,000. The area is comprised of a diverse mixture of ethnic and economic groups. The diverse economic and ethnic make-up supports our view that there is a strong demand in our market are for a full service car wash facility that possesses a detailing service facility. Westlock is a growing community, with an recreational, cultural, educational and medical facilities and services.

The town offers shopping, restaurants, recreational activities, professional services, entertainment and cultural events. Westlock offers fully serviced industrial parks located on the West and East ends of town, a thriving downtown commercial sector, and a large highway commercial area. Westlock has three shopping centres, two at the junction of highways 18 and 44 and one in the downtown commercial area.

Westlock has a significant population of senior and retirees, as indicated by the following survey by Statistics Canada (2001).

BUYING HABITS OF CUSTOMERS

Industry surveys reveal that while young people between the ages of 18-25 , blue collar workers of all ages, and those with little disposable income will patronize a self-service facility, Individuals over 25 (72% of the target market), white collar workers, Seniors, retirees and those with disposal incomes will patronize full-service cleaning and detailing facilities.

COMPANIES IN SPECIFIC TARGET MARKET

While there are no car detailing facilities within our target market area, which is defined as a 70 kilometer radius from our location there are approximately six car wash and cleaning companies in this area. These businesses compete with our basic car wash services but they currently do not offer car detailing services.

COMPETITION

ASSESSMENT OF LEADING COMPETITORS

In our target market area we face approximately six businesses that compete with us in providing basic automobile car washing services. We currently are the only business in our target market that provides auto car detailing services. As the surrounding area of Westlock grows and develops, we expect to see our competitors add auto detailing to their line of business. In anticipation of competitors in our marketplace we are focusing on differentiate ourselves from these entries by providing outstanding quality service to our customers.

CURRENT BUSINESS FOCUS

The Company's focus in this service-dependent business is to provide the highest quality of service, at a reasonable price, to our target market. We believe that our focus on quality service will help us retain repeat customers.

ANNUAL REVENUES

It is virtually impossible to ascertain the industry's sales in the Westlock and surrounding areas, as there is no regional association, which binds the individual businesses together and maintains such figures. The only way to obtain an active car wash's figures is to ask individual owners of which where unwilling to share their revenue figures with us.

We did observe that similar businesses in the province of Alberta that offered full service packages, specifically car wash and detailing services where able to charge significantly more for their services then business that only performed basic car washes. SNT Cleaning currently offers the full service package, specifically car wash and detailing, and we believe that we will be able to charge more for our services then a typical car wash business that does not provide detailing services.

ADVANTAGE OVER COMPETITORS

PRICE

To arrive at our price for each car wash and detailing package, we examined surrounding car wash facilities in the province. We analyzed each facility's wash packages and then compared the price of the package to its service contents to make a determination on the quality of service provided versus the cost of the service. We used this information to ensure that our prices are comparable with other similar businesses in the province.

QUALITY OF SERVICE

We believe from our limited operational experience and research that our quality of service will differentiate ourselves from our competitors. We believe that we can grow and keep our customer base by providing a high quality of services to our clients.

ADVANTAGES OF COMPETITORS OVER US

We believe there are only two temporary advantages a competitor could have over SNT Cleaning Inc.

CUSTOMER BASE - We will need time to firmly establish a regular customer base. Many of our competitors who provide car cleaning services have been in business for a longer period and are more established.

BUSINESS EXPERIENCE - We lack the type of long-term experience in the industry, which our competitors at the coin operated and self-wash facilities have garnered over time. As our business continued to operate we believe that we will be able to gain similar long-term experience of our established competitors.

DESCRIPTION AND ASSESSMENT OF POTENTIAL COMPETITORS

In our target market, which we have defined as a 70-kilometer radius of our facility, we have identified six businesses that provide basic car wash services and compete with for that service. In the same target market we have not identified any businesses that provides auto detail service similar to us. We do believe that one or more of our competitors may in the very near future add auto detail services to their business.

We do not believe we will face any immediate competition in the town of Westlock with our business. This is because currently there are very few pieces of property available which are zoned for and large enough to support a full service car wash and detailing operation. The town of Westlock does have about 270 acres of land set aside for future commercial development and that could be used to support a future full service car wash and detail business.

OTHER MARKET FEATURES

ECONOMIC FACTORS

A downturn in the economy may have a negative impact on the automotive cleaning and detailing industry as a whole as occurred during the early 1990's. However during this time, more than half of the car wash owners in the USA, as surveyed by the International Car Wash Association Survey in 1990 and 1991 experienced modest increase in levels of profitability. While not completely recession proof, the data suggest that the industry has retained profitability through difficult economic times.

GOVERNMENTAL INFLUENCES

Presently, the governmental influence on our business in Westlock is minimal. However in anticipation of future stringent environmental laws on the use of fresh water, or the disposal of soaps, oils, waxes or other contaminations into storm drains, our company is currently reviewing several water reclamation systems that would minimize our fresh water consumption and drainage of wastes in our business.

SOCIAL/DEMOGRAPHIC FACTORS

The Westlock community has a population of approximately 7,000 people. Statistics Canada provides the ratio of registered motorized vehicles to individuals at 79%. Using this ratio we estimate our local customer base to be potentially 5,500 individuals. As Westlock is also at the intersection of two major highways and our business is currently the only auto detail business within a 70 km radius we expect additional business from surrounding communities.

SEASONAL FLUCTUATIONS

In the Industry, seasonal fluctuations, as defined by changes in the weather, may directly impact a car cleaning and detailing business volume. Industry data suggest that winter months are peak months for full-service volume.

SOURCE & AVAILABILITY OF SUPPLIES/RAW MATERIALS

Our company currently sources all our cleaning supplies from Zep Manufacturing Company of Canada. We have a relationship with a sales representative from the company and believe that Zep Manufacturing provides us with a sufficient quality of products that allow us to effectively operate our company . In the event that we are unable to use Zep Manufacturing to source our cleaning supplies we have identified other similar suppliers that would be able to provide similar cleaning products.

We are also dependent upon a steady power and water supply. We currently use the power provided by the local power utility, Wild Rose REA Limited and water provided by the town of Westlock. In the event that the power supply becomes unreliable so that it negatively effects our business we would consider installing a backup power generator. In the event that our water supply is restricted we plan to install a water reclamation system that would minimize our water usage.

RESEARCH AND DEVELOPMENT

When our company requires industry research we rely upon on third party research for information on products and trends in this industry.

EMPLOYEES

At present, SNT Cleaning has two full time employees and casual labor employees that work on an as needed basis. We anticipate that we will hire additional employees as our car cleaning business grows. In addition, we may expand the size of our Board of Directors. However, our Sole Executive Officer and Director does not receive a salary or benefits in any form, nor do we have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to at this time.

PROPERTY DESCRIPTION

SNT Cleaning Inc. currently operates out of a leased building. The Company leases a 2028 sq.ft. office/shop in Westlock Alberta. The Company's office area is approximately 858 sq. ft. and a shop area which is 1170 sq. ft.

The Company is located at 9012 100 Street Westlock, Alberta T7P 2L4 Canada. The Company's telephone number is 780 349 1755 and facsimile is 780 349 5414.


Currently both the shop and office area are leased from E.G.M Investments of Westlock, Alberta, for approximately $1200.00 CAD (approximately $1128.00 US Dollars as of August 31, 2008) per month.


LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings. However, if the Company becomes involved in routine legal matters incidental to our business it is in the opinion of management, that the ultimate resolution of such matters may have a material adverse effect on the Company's financial position, results of operations or liquidity.

MANAGEMENT

DIRECTOR, EXECUTIVE OFFICER,  AND CONTROL PERSON

The following table sets forth and identifies our current sole Executive Officer and Director, and the respective date of election or appointment:

                                   Position and              Initial Election or
    Name            Age           Term of Office               Appointment Date
    ----            ---           --------------               ----------------
Robert Denman       39     Chief Executive Officer, Chief       September 2007
                           Financial Officer, President,
                           Secretary, Treasurer and Director
                           (Principal Executive Officer and
                           Principal Accounting Officer)

The sole Executive Officer and Directors holds office until the next annual meeting following the appointment and until a successor has been appointed and qualified.


Set forth below is a description of the recent employment and business experience of our sole Executive Officer and Director.

MANAGEMENT BIOGRAPHIES

ROBERT DENMAN, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Robert Denman, aged 39, is the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer). He was appointed in September 2007 to these positions of the Company.

For the past 19 years to the present, Mr. Denman has worked in the cattle transport and feedlot industry at Jubilee Farms, in Westlock Alberta. At Jubilee Farms Mr. Denman responsibilities includes the management of operations, active management of approximately fifteen employees, and overseeing crop production, feedlot and herd health management, vehicles and property maintenance and shipping and receiving of livestock, grain and related feeds.

From 2002 to present, Mr. Denman has also owned and operated a private trucking business in Alberta operating as 911108 Alberta Ltd. Mr. Denman actively manages approximately five employees who maintain and drive a fleet of six livestock and grain transportation trucks.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the sole Director acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The compensation committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables set forth certain information regarding beneficial ownership of our securities as of January 7, 2009 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 9012 100 Street Westlock, Alberta T7P 2L4 Canada. The Company's telephone number is 780 349 1755 and facsimile is 780 349 5414.

As of January 7, 2009, there were Ten Million (10,000,000) shares of common stock issued and outstanding.


(1) This table is based on Ten Million (10,000,000) shares of common stock outstanding


As of January 7, 2009, we had the following security holder holding greater than 5%:



 Name & Address of Owner                     Amount and Nature of              Percentage of Class
and Position if Applicable                   Beneficial Ownership       Before Offering    After Offering
--------------------------                   --------------------       ---------------    --------------
Robert Denman,                                   10,000,000                   100%               50%
Chief Executive Officer, Chief Financial
Officer, President, Secretary, Treasurer
and Director (Principal Executive Officer
and Principal Accounting Officer)

Total Officers, Directors &
 Significant Shareholders as a group             10,000,000                   100%               50%

REMUNERATION OF DIRECTORS AND OFFICERS


The following table sets forth the cash remuneration of our sole Executive Officer and Director for the period from inception on April 12, 2005 through to the end of the period on August 31, 2009:


                              Capacities in Which                 Aggregate Cash
Name of Individual         Remuneration was Received               Remuneration
------------------         -------------------------               ------------

Robert Denman         Chief Executive Officer, Chief Financial         $ 0
                      Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect, with its Executive Officers. We do not pay compensation to our Directors for attendance at meetings. We reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officer below. The following table summarizes all compensation from January 1, 2007 to the present date:

SUMMARY COMPENSATION TABLE

                                                                    Other Annual
Name and Principal Position        Year      Salary $    Bonus $    Compensation
---------------------------        ----      --------    -------    ------------

Robert Denman                      2007        NIL        NIL            NIL
Chief Executive Officer,
Chief Financial Officer,
President, Secretary,
Treasurer and Director
(Principal Executive Officer
and Principal Accounting Officer)

Robert Denman                      2008        NIL        NIL            NIL
Chief Executive Officer,
Chief Financial Officer,
President, Secretary,
Treasurer and Director
(Principal Executive Officer
and Principal Accounting Officer)

COMPENSATION OF DIRECTORS

The Director does not currently receive compensation for services as a director, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to the Director and/or Officer of the Company.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

At present, the company does not have employment agreements with our sole Executive Officer and Director.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS


The president, Robert Denman has lent the company funds to pay for expenses incurred by the company. As of August 31, 2008 the company owed Robert Denman $4,438 on this loan. The loan is interest free with no fixed repayment date.


As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    The Director or Officer;
     *    any nominee for election as a director;
     * any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
     * any relative,spouse, or relative of such spouse, of the above referenced person.

TRANSFER AGENT AND REGISTRAR

Transfer Agent And Registrar: ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone 727 289 0010 Facsimile 727 290 3961., serves as the transfer agent and registrar for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding 10,000,000 shares of common stock. Of these shares, the 5,000,000 shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

     *    for any breach of their duty of loyalty to us or our security holders;
     * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     * for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
     * for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF SECURITIES

General: We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share.


As of August 31, 2008 the number of issued outstanding common shares was Ten Million (10,000,000) with a par value of $0.001 per share.


In the event of a liquidation, dissolution or winding up of our company, the holder of common stock is entitled to share ratably in all of the Company's assets remaining after payment of liabilities. The holder of common stock has no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.


Common Stock: The securities being offered by the selling security holder is shares of our Common stock.


SELLING SECURITY HOLDER

The following table sets forth the names of the selling security holder who may sell their shares under this prospectus from time to time. In addition, the following table provides certain information with respect to the selling security holder's ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling security holder can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling security holders will sell all shares covered by this prospectus.

Some of the selling security holder may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling security holder may also transfer shares owned by them by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the selling security holder's method of distribution of these shares.

The company issued Ten Million (10,000,000) common shares to its founder on April 12, 2005 with a value of $0.0001 per share for a total of $1,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 10,000,000 shares of common stock are restricted shares as defined in the Securities Act. These shares where purchased for a total of $1000 by Rob Denman on September 1, 2007 when the company began operations. The purchaser relied on
Section 4(2) in purchasing the shares.

                                                                       Number of
                                 Number of        Number of          Common Shares
                               Common Shares    Common Shares     Owned by Mr. Denman      Percentage of Class
Name of Selling                Owned Before         Being              After the           Before        After
Security Holder                  Offering          Offered             Offering           Offering     Offering
---------------                  --------          -------             --------           --------     --------
Robert Denman                   10,000,000        5,000,000            5,000,000            100%          50%
Chief Executive Officer,
Chief Financial Officer,
President, Secretary,
Treasurer and Director
(Principal Executive Officer
and Principal Accounting
Officer)

LEGAL MATTERS

Diane D. Dalmy , Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227, Telephone 303.985.9324, Facsimile 303.988.6954, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

AUDITOR

The financial statements for SNT Cleaning, Inc. in this prospectus have been audited by Moore & Associates Chartered Accountants, the registered independent accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

REPORTS TO SECURITY HOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

MAY 31, 2008 FINANCIALS AND FOOTNOTES


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SNT Cleaning Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of SNT Cleaning Inc. (A Development Stage Company) as of May 31, 2008 and May 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended May 31, 2008 and May 31, 2007 and since inception on April 12, 2005 through May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SNT Cleaning Inc. (A Development Stage Company) as of May 31, 2008 and May 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended May 31, 2008 and May 31, 2007, and since inception on April 12, 2005 through May 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $28,031, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
July 3, 2008



               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                                SNT CLEANING INC
                         (An Development Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)

                                                     May 31,            May 31,
                                                      2008               2007
                                                    --------           --------
                                                    (Audited)          (Audited)
Assets

Current Assets
  Cash                                              $    558           $     --
  Deposits                                             1,701                 --
                                                    --------           --------
      Total Current Assets                             2,259                 --

Total Assets                                        $  2,259           $     --
                                                    ========           --------
Liabilities

Current Liabilities
  Accounts Payable                                  $ 24,815           $     --
  Due to Related Party                                 4,584                 --
                                                    --------           --------
      Total Current Liabilities                       29,399           $     --

Total Liabilities                                     29,399                 --
                                                    --------           --------
Stockholders' Deficiency
  Common Stock, $0.001 par value
   75,000,00 Common Shares Authorized
   10,000,000 Shares Issued                           10,000             10,000
  Additional Paid-in capital                          (9,000)            (9,000)
  Deficit accumuated during development period       (28,031)            (1,000)
  Translation Adjustments                               (108)                --
                                                    --------           --------
      Total Stockholders' Deficit                    (27,140)                --
                                                    --------           --------

Total Liabilites and Stockholders' Equity           $  2,259           $     --
                                                    ========           ========

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC
                         (An Development Stage Company)
                                Income Statements
                             (Stated in US Dollars)

                                               For the 12            For the 12          From inception
                                              months ended          months ended      (April 12, 2005) to
                                                May 31,               May 31,               May 31,
                                                 2008                  2007                  2008
                                              -----------           -----------           -----------
Revenue                                       $    49,712           $        --           $    49,712
                                              -----------           -----------           -----------
Expenses
  Accounting & Professional Fees                      894                    --                   894
  Advertising and Promotion                         1,048                    --                 1,048
  Wages and Salary                                 47,198                    --                47,198
  Rent and Utilities                               18,006                    --                18,006
  General and Administrative                        9,595                   200                10,595
                                              -----------           -----------           -----------
Total Expenses                                     76,743                   200                77,743
                                              -----------           -----------           -----------

Provision for income tax                               --                    --                    --
                                              -----------           -----------           -----------

Net Income (Loss)                             $   (27,031)          $      (200)          $   (28,031)
                                              ===========           ===========           ===========

Basic & Diluted (Loss) per Common Share       $    (0.003)          $    (0.000)
                                              ===========           ===========

Weighted Average Number of Common Shares       10,000,000            10,000,000
                                              ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC
                         (An Development Stage Company)
                     STATEMENTS OF STOCKHOLDER'S EQUITY
                From Inception (April 12, 2005) to May 31, 2008
                             (Stated in US Dollars)

                                                                            Deficit
                                                                          Accumulated
                                        Common Stock                        During
                                 ---------------------       Paid in      Development       Total
                                 Shares         Amount       Capital         Stage          Equity
                                 ------         ------       -------         -----          ------
Shares issued to founders
on  April 12, 2005 at
$0.0001 per share               10,000,000     $ 10,000     $ (9,000)      $      --       $   1,000

Net (Loss) for period                                                           (800)           (800)
                               -----------     --------     --------       ---------       ---------
Balance, May 31, 2006           10,000,000       10,000       (9,000)           (800)            200

Net (Loss) for period                                                           (200)           (200)
                               -----------     --------     --------       ---------       ---------
Balance, May 31, 2007           10,000,000       10,000       (9,000)         (1,000)             --

Net (Loss) for period                                                        (27,031)        (27,031)
                               -----------     --------     --------       ---------       ---------

Balance, May 31, 2008           10,000,000     $ 10,000     $ (9,000)      $ (28,031)      $ (27,031)
                               ===========     ========     ========       =========       =========

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC
                         (An Development Stage Company)
                            Statements of Cash Flows
                             (Stated in US Dollars)

                                                                     For the 12          For the 12        From inception
                                                                    months ended        months ended    (April 12, 2005) to
                                                                      May 31,             May 31,             May 31,
                                                                       2008                2007                2008
                                                                    ----------          ----------          ----------
OPERATING ACTIVITIES
  Net income (loss)                                                 $  (27,031)         $     (200)         $  (28,031)
  Accounts payable                                                      24,704                  --              24,704
  Due to related parties                                                 4,584                  --               4,584
  Deposits                                                              (1,693)                 --              (1,693)
  Common stock issued for services                                          --                  --                  --
                                                                    ----------          ----------          ----------
NET CASH USED IN OPERATING ACTIVITIES                                      564                (200)               (436)

FINANCING ACTIVITIES
  Common shares issued to founders
    @ 0.0001 per share                                                      --                  --               1,000
                                                                    ----------          ----------          ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                   --                  --               1,000

Effect of exchange rate on cash                                             (6)                 --                  (6)

Cash at beginning of period                                                 --                 200                  --
                                                                    ----------          ----------          ----------
CASH AT END OF PERIOD                                               $      558          $       --          $      558
                                                                    ==========          ==========          ==========

Cash Paid For:
  Interest                                                          $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Income Tax                                                        $       --          $       --          $       --
                                                                    ==========          ==========          ==========
Non-Cash Activities
  Shares issued in Lieu of Payment for Service                      $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Stock issued for accounts payable                                 $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Stock issued for notes payable and interest                       $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Stock issued for convertible debentures and interest              $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Convertible debentures issued for services                        $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Warrants issued                                                   $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Stock issued for penalty on default of convertible debentures     $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Note payable issued for finance charges                           $       --          $       --          $       --
                                                                    ==========          ==========          ==========
  Forgiveness of note payable and accrued interest                  $       --          $       --          $       --
                                                                    ==========          ==========          ==========

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC.
                         (An Development Stage Company)
                      Footnotes to the Financial Statements
                 From Inception (April 12, 2005 to May 31, 2008)
                             (Stated in US Dollars)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     SNT Cleaning Inc. ("SNT Cleaning" or the "Company") was organized under the laws of the State of Nevada on April 12, 2005 as SNT Networks Inc. On April 22, 2008 the company changed its corporate name to SNT Cleaning Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Accounting Method

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31 year-end.

     b. Revenue Recognition

     The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

     c. Income Taxes

     The Company prepares its tax returns on the accrual basis. The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     d. Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e. Assets

     The company has a cash balance as of May 31, 2008 of $558.

     f. Income

     Income represents all of the company's revenue less all its expenses in the period incurred. The Company has revenues of $49,712 from inception to May 31, 2008 and has paid expenses of $76,743 over the same period. For the 12-month period ended May 31, 2008 it has incurred a net loss of $27,031.

                                               For the 12            For the 12          From inception
                                              months ended          months ended      (April 12, 2005) to
                                                May 31,               May 31,               May 31,
                                                 2008                  2007                  2008
                                              -----------           -----------           -----------
Revenue                                       $    49,712           $        --           $    49,712
                                              -----------           -----------           -----------
Expenses
  Accounting & Professional Fees                      894                    --                   894
  Advertising and Promotion                         1,048                    --                 1,048
  Wages and Salary                                 47,198                    --                47,198
  Rent and Utilities                               18,006                    --                18,006
  General and Administrative                        9,595                   200                10,595
                                              -----------           -----------           -----------
Total Expenses                                     76,743                   200                77,743
                                              -----------           -----------           -----------

Provision for income tax                               --                    --                    --
                                              -----------           -----------           -----------

Net Income (Loss)                             $   (27,031)          $      (200)          $   (28,031)
                                              ===========           ===========           ===========

     g. Basic Income (Loss) Per Share

     In accordance with SFAS No. 128-"Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At May 31, 2008, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

                                              For the 12            For the 12          From inception
                                             months ended          months ended       (April 12, 2005) to
                                                May 31,               May 31,               May 31,
                                                 2008                  2007                  2008
                                              -----------           -----------           -----------
Net Income (Loss)                             $   (27,031)          $      (200)          $   (28,031)
                                              ===========           ===========           ===========

Basic & Diluted (Loss) per Common Share       $    (0.003)          $    (0.000)
                                              ===========           ===========

Weighted Average Number of Common Shares       10,000,000            10,000,000
                                              ===========           ===========

     i. Cash and Cash Equivalents

     For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

     j. Liabilities

     Liabilities are made up of current liabilities and long-term debt. Current liabilities as of May 31, 2008 include accounts payable of $24,704 and an amount due to related party of $4,584, which is owed to a shareholder, interest free.

     Share Capital

     a) Authorized:

     75,000,000 common shares with a par value of $0.001

     b) Issued:

     The company issued to the founders 10,000,000 common shares of stock for $1,000. As of May 31, 2008, there where Ten Million (10,000,000) common shares issued and outstanding at a value of $0.001 per share

     The Company has issued no authorized preferred shares.

     The  Company  has  no  stock  option  plan,   warrants  or  other  dilutive
     securities.

     k. Foreign currency transactions

     The financial statements are presented in United States dollars; however, the functional currency for the Company is the Canadian dollar. Thus, in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", the current rate method is used. All foreign denominated assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts are translated by using historical exchange rates. Translation adjustments resulting from using different rates on different financial statement components are reported as a component of accumulated other comprehensive income in the stockholders' equity section of the balance sheet.

     l. Advertising Costs

     The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of May 31, 2008.

NOTE 3 - GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss to date. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $28,031 for the period from April 12, 2005 (inception) to May 31, 2008. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

AUGUST 31, 2008 1ST QUARTER FINANCIALS AND FOOTNOTES


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SNT Cleaning Inc.
(A Development Stage Company)

We have reviewed the accompanying condensed balance sheets of SNT Cleaning Inc. as of August 31, 2008, and the related condensed statements of operations, stockholders' equity (deficit), and cash flows for the three-month period ended August 31, 2008 and August 31, 2007 and from inception April 12, 2005 through August 31, 2008. These interim financial statements are the responsibility of the Corporation's management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheets of SNT Cleaning Inc. as of May 31, 2008, and the related statements of income, stockholders' equity and cash flows for the years then ended (not presented herein); and in our report dated July 3, 2008, we expressed an opinion with a going concern paragraph on those financial statements. In our opinion, the information set forth in the accompanying balance sheets as of May 31, 2008 is fairly stated, in all material respects, in relations to the balance sheets from which it has been derived.

/s/ Moore & Associates, Chartered
-------------------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada
October 29, 2008



               6490 West Desert Inn Road, Las Vegas, Nevada 89146
                       (702) 253-7499 Fax: (702)253-7501

                                SNT CLEANING INC
                         (An Development Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)

                                                         August 31,          May 31,
                                                           2008               2008
                                                         --------           --------
                                                         Unaudited           Audited
Assets

Current Assets
  Cash                                                   $  3,462           $    558
  Accounts Receivable                                         302                 --
  Deposits                                                  1,656              1,701
                                                         --------           --------
Total Current Assets                                        5,420              2,259
                                                         --------           --------

      Total Assets                                       $  5,420           $  2,259
                                                         ========           ========

Liabilities

Current Liabilities
  Accounts Payable                                       $ 30,916           $ 24,815
  Due to Related Party                                      4,438              4,584
                                                         --------           --------
Total Current Liabilities                                  35,353             29,399

      Total Liabilities                                    35,353             29,399
                                                         --------           --------

Stockholders' Deficiency
  Common Stock, $0.001 par value
   75,000,00 Common Shares Authorized
   10,000,000 Shares Issued                                10,000             10,000
  Additional Paid-in capital                               (9,000)            (9,000)
  Deficit accumulated during development period           (31,688)           (28,031)
  Translation Adjustments                                     755               (109)
                                                         --------           --------
      Total Stockholders' Deficit                         (29,933)           (27,140)

                                                         --------           --------
Total Liabilities and Stockholders' Equity               $  5,420           $  2,259
                                                         ========           ========

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC
                         (An Development Stage Company)
                                Income Statements
                             (Stated in US Dollars)
                                    Unaudited

                                                                                               From inception
                                                   For the three month period ended         (April 12, 2005) to
                                                   August 31,             August 31,             August 31,
                                                      2008                   2007                   2008
                                                  ------------           ------------           ------------
Revenue                                           $     20,937           $         --           $     70,649
                                                  ------------           ------------           ------------
Expenses
  Accounting & Professional Fees                           430                     --                  1,324
  Advertising and Promotion                                 76                     --                  1,124
  Wages and Salary                                      16,990                     --                 64,188
  Rent and Utilities                                     4,534                     --                 22,542
  General and Administrative                             2,566                     --                 13,161
                                                  ------------           ------------           ------------
      Total Expenses                                    24,595                     --                102,338
                                                  ------------           ------------           ------------

Provision for income tax                                    --                     --                     --

Net Income (Loss)                                 $     (3,657)          $         --           $    (31,688)
                                                  ============           ============           ============

Basic & Diluted (Loss) per Common Share           $     (0.000)          $     (0.000)
                                                  ------------           ------------

Weighted Average Number of Common Shares            10,000,000             10,000,000
                                                  ------------           ------------

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC
                         (An Development Stage Company)
                       STATEMENTS OF STOCKHOLDER'S EQUITY
               From Inception (April 12, 2005) to August 31, 2008
                             (Stated in US Dollars)
                                    Unaudited

                                                                            Deficit
                                                                          Accumulated
                                        Common Stock                        During
                                 ---------------------       Paid in      Development       Total
                                 Shares         Amount       Capital         Stage          Equity
                                 ------         ------       -------         -----          ------
Shares issued to founders
on  April 12, 2005 at
$0.0001 per share               10,000,000     $ 10,000     $ (9,000)      $      --       $   1,000

Net (Loss) for period                                                           (800)           (800)
                               -----------     --------     --------       ---------       ---------
Balance, May 31, 2006           10,000,000       10,000       (9,000)           (800)            200

Net (Loss) for period                                                           (200)           (200)
                               -----------     --------     --------       ---------       ---------
Balance, May 31, 2007           10,000,000       10,000       (9,000)         (1,000)             --

Net (Loss) for period                                                        (27,031)        (27,031)
                               -----------     --------     --------       ---------       ---------

Balance, May 31, 2008           10,000,000     $ 10,000     $ (9,000)      $ (28,031)      $ (27,031)

Net (Loss) for period                                                         (3,657)         (3,657)
                               -----------     --------     --------       ---------       ---------

Balance, August 31, 2008        10,000,000     $ 10,000     $ (9,000)      $ (31,688)      $ (30,688)
                               ===========     ========     ========       =========       =========

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC
                         (An Development Stage Company)
                            Statements of Cash Flows
                             (Stated in US Dollars)
                                    Unaudited

                                                                                                  From inception
                                                          For the three month period ended     (April 12, 2005) to
                                                          August 31,           August 31,           August 31,
                                                             2008                 2007                 2008
                                                           --------             --------             --------
OPERATING ACTIVITIES
  Net income (loss)                                        $ (3,657)            $     --             $(31,688)
  Accounts payable                                            6,891                  200               31,595
  Due to related parties                                         --                   --                4,584
  Accounts Receivable                                          (302)                  --                 (302)
  Deposits                                                       --                   --               (1,701)
                                                           --------             --------             --------
NET CASH USED IN OPERATING ACTIVITIES                         2,932                  200                2,488

FINANCING ACTIVITIES
  Common shares issued to founders
   @ 0.0001 per share                                            --                   --                1,000
                                                           --------             --------             --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        --                   --                1,000

Effect of exchange rate on cash                                 (28)                  --                  (26)

Cash at beginning of period                                     558                   --                   --
                                                           --------             --------             --------
CASH AT END OF PERIOD                                      $  3,462             $    200             $  3,462
                                                           ========             ========             ========

Cash Paid For:
  Interest                                                 $     --             $     --             $     --
                                                           ========             ========             ========
  Income Tax                                               $     --             $     --             $     --
                                                           ========             ========             ========
Non-Cash Activities
  Shares issued in Lieu of Payment for Service             $     --             $     --             $     --
                                                           ========             ========             ========
  Stock issued for accounts payable                        $     --             $     --             $     --
                                                           ========             ========             ========
  Stock issued for notes payable and interest              $     --             $     --             $     --
                                                           ========             ========             ========
  Stock issued for convertible debentures and interest     $     --             $     --             $     --
                                                           ========             ========             ========
  Convertible debentures issued for services               $     --             $     --             $     --
                                                           ========             ========             ========
  Warrants issued                                          $     --             $     --             $     --
                                                           ========             ========             ========
  Stock issued for penalty on default of convertible
   debentures                                              $     --             $     --             $     --
                                                           ========             ========             ========
  Note payable issued for finance charges                  $     --             $     --             $     --
                                                           ========             ========             ========
  Forgiveness of note payable and accrued interest         $     --             $     --             $     --
                                                           ========             ========             ========

   The accompanying notes are an integral part of these financial statements.

                                SNT CLEANING INC.
                         (An Development Stage Company)
                      Footnotes to the Financial Statements
               From Inception (April 12, 2005 to August 31, 2008)
                             (Stated in US Dollars)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     SNT Cleaning Inc. ("SNT Cleaning" or the "Company") was organized under the laws of the State of Nevada on April 12, 2005 as SNT Networks Inc. On April 22, 2008 the company changed its corporate name to SNT Cleaning Inc. The company is a full service automobile car wash and cleaning business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Accounting Method

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31 year-end.

     c. Revenue Recognition

     The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

     c. Income Taxes

     The Company prepares its tax returns on the accrual basis. The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     d. Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     h. Assets

     The company has a cash balance as of August 31, 2008 of $3,462.

     i. Income

     Income represents all of the company's revenue less all its expenses in the period incurred. The Company has revenues of $70,649 from inception to August 31, 2008 and has paid expenses of $102,336 over the same period. For the three-month period ended August 31, 2008 it has incurred a net loss of $3,657.

     j. Basic Income (Loss) Per Share

     In accordance with SFAS No. 128-"Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2008, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

     i. Cash and Cash Equivalents

     For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

     j. Liabilities

     Liabilities are made up of current liabilities and long-term debt. Current liabilities as of August 31, 2008 include accounts payable of $30,916 and an amount due to related party of $4,438 which is owed to a shareholder, interest free.

     Share Capital

     a) Authorized:

     75,000,000 common shares with a par value of $0.001

     b) Issued:

     The company issued to the founders 10,000,000 common shares of stock for $1,000. As of August 31, 2008, there where Ten Million (10,000,000) common shares issued and outstanding at a value of $0.001 per share

     The Company has issued no authorized preferred shares.

     The  Company  has  no  stock  option  plan,   warrants  or  other  dilutive
     securities.

     k. Foreign currency transactions

     The financial statements are presented in United States dollars; however, the functional currency for the Company is the Canadian dollar. Thus, in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", the current rate method is used. All foreign denominated assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts are translated by using historical exchange rates. Translation adjustments resulting from using different rates on different financial statement components are reported as a component of accumulated other comprehensive income in the stockholders' equity section of the balance sheet.

     m. Advertising Costs

     The Company's policy regarding advertising is to expense advertising when incurred. The Company had incurred a total advertising expense of $1,124 from inception (April 12, 2005) to August 31, 2008.

NOTE 3 - GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss to date. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $31,686 for the period from April 12, 2005 (inception) to August 31, 2008. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

    Securities and Exchange Commission registration fee*          $     0.20
    Transfer Agent Fees                                           $     0.00
    Accounting fees and expenses                                  $10,000.00
    Professional fees and expenses                                $10,000.00
                                                                  ----------
    Total
                                                                  $20,000.20
                                                                  ==========
----------
*    All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defence of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDER'S

The company issued Ten Million (10,000,000) common shares to its founder on April 12, 2005 with a value of $0.0001 per share for a total of $1,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 10,000,000 shares of common stock are restricted shares as defined in the Securities Act. These shares where purchased for $1,000 by Rob Denman on September 1, 2007, the director of the Company, who is a sophisticated individual. Mr Denman relied on Section 4(2) in purchasing the shares. Since our inception, the founders are in a position of access to relevant and material information regarding our operations. No underwriters were used.

EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.                        Description
-----------                        -----------
   3.1             Articles of Incorporation, as amended **

   3.2             Bylaws **


   5.1             Legal Opinion of Diane Dalmy, Attorney at Law, January 2009 *

   23.1            Updated Consent of Moore and Associates, January 2009 *

   23.2 Updated Consent of Diane Dalmy, Attorney at Law, January 2009 (included in Exhibit 5.1) *


----------
*  Filed Herein
** Previously Filed

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4.   Intentionally omitted.

     5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i.   Intentionally omitted.
          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     6.   That, for the purpose of determining liability of the registrant under
          the   Securities   Act  of  1933  to  any  purchaser  in  the  initial
          distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.



In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on January 12, 2009.


                           SNT CLEANING INC.
                             (Registrant)


                           By: /s/ Robert Denman
                               -------------------------------------------------
                               ROBERT DENMAN
                               Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following person in the capacity and on the date indicated.


       Signature                                Title                                 Date
       ---------                                -----                                 ----


/s/ Robert Denman                     Chief Executive Officer, Chief            January 12, 2009
----------------------------          Financial Officer, President,
ROBERT DENMAN                         Secretary, Treasurer and Director
                                      (Principal Executive Officer and
                                      Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
   3.1             Articles of Incorporation, as amended **

   3.2             Bylaws **


   5.1             Legal Opinion of Diane Dalmy, Attorney at Law, January 2009 *

   23.1            Updated Consent of Moore and Associates, January 2009 *

   23.2 Updated Consent of Diane Dalmy, Attorney at Law, January 2009 (included in Exhibit 5.1) *


----------
*  Filed Herein
** Previously Filed